EXHIBIT 10.7


                            SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT (this "Agreement") is by and between Millers

American Group, Inc. (the "Company") and David N. Thompson ("Employee").

                                 RECITALS

A.   Employee was employed by the Company or its predecessor pursuant to the terms of an Employment Agreement dated October 1, 1998 and effective

     November 1, 1998, between The Millers Mutual Fire Insurance Company

     ("Millers Mutual") and Employee (the "Employment Agreement").

B.   As the result of the conversion of Millers Mutual to a stock insurance company, Employee became an employee of the Company.

C.   The employment of Employee with the Company was terminated effective as of September 13, 1999.

D.   Employee and the Company desire to set forth their agreement with respect to the termination of employment of Employee with the Company.

                                AGREEMENTS

     In consideration of the above premises and the mutual covenants and agreements set forth herein, including the payments to be made to Employee,

the parties hereto agree as follows:

1.   TERMINATION OF EMPLOYMENT.  Employee acknowledges and agrees that

     Employee's employment with the Company is terminated effective as of

     September 13, 1999. Employee further agrees that Employee has resigned as an officer and director of the Company and any subsidiary of the Company effective September 13, 1999.

2.   SEVERANCE PAYMENT.  Subject to the compliance by Employee with the terms of this Agreement, Employee will receive as a severance payment an amount equal to Employee's annual base salary of $300,000 to be paid through October 31, 2001, in accordance with Section 9(d) of the Employment

     Agreement.  The severance payment will be paid on the Company's regular payroll periods.  Employee acknowledges and agrees that Employee is not eligible for any other policy, plan or arrangement under which any severance payment or benefit have been or will be made to Employee.

3.   STOCK OPTIONS.  Employee is party to a Stock Option Agreement with the

     Company dated as of April 21, 1999 (the "Option Agreement") pursuant to which Employee was granted options to purchase 6,529 shares of Common Stock at an exercise price of $721.49 per share (the "Options"), thirty-three percent (2,155 shares) of the Options vested on April 21, 1999, thirty-

     three percent (2,155 shares) of the Options were scheduled to vest on April

     21, 2000 and thirty-four percent (2,219 shares) were scheduled to vest on

     April 21, 2001. The Company agrees that Employee may exercise Options covering up to 2,155 shares of Common Stock of the Company vested as of

     April 21, 1999 pursuant to the terms of the Option Agreement. Employee hereby acknowledges and agrees that the Options scheduled to vest on April

     21, 2000 and April 21, 2001 are cancelled and Employee releases the Company from any claim with respect to the cancelled Options.

4.   RELOCATION EXPENSES.  The Company agrees to reimburse Employee for up to a maximum of $15,000 of reasonable documented direct out of pocket expenses incurred by Employee to relocate to the Chicago, Illinois area within 60 days after the date of this Agreement.  The Company will pay to

     Employee the aggregate amount of $118,794.00 representing the sum of all previously unreimbursed relocation expenses claimed by Employee and an additional amount for tax adjustment purposes no later than the first regularly scheduled payroll period after the execution of this Agreement.

5.   NONDISCLOSURE, NONCOMPETE, NONSOLICITATION.  Employee acknowledges that Employee shall continue to be bound by the Nondisclosure, Noncompete,

     and Nonsolicitation covenants set forth in the Employment Agreement and the

     Option Agreement in accordance with the terms of such covenants as modified hereby.  Notwithstanding any provision of the Noncompete provisions of the

     Employment Agreement or the Option Agreement to the contrary, the Company agrees to modify such Noncompete provisions to permit Employee to accept a position in the property and casualty insurance business in a capacity consistent with Employee's background and Employee shall not be prohibited from being affiliated with any entity that competes with the Company;

     provided however, that Employee does not engage in activities competitive with any of the existing programs of the Company or its subsidiaries.

     Employee further represents and warrants that Employee has not violated in any manner the Nondisclosure, Noncompete, or Nonsolicitation provisions of the Employment Agreement or the Option Agreement at any time during

     Employee's employment by the Company or any subsidiary or predecessor of the Company nor has Employee violated such Nondisclosure, Nonsolicitation or Noncompete covenants (as modified by this Agreement) at any time after the termination of Employee's employment with the Company.

6.   RELEASE.  Employee, individually, and on behalf of Employee's assigns,

     heirs, executors, administrators, and legal representatives, hereby irrevocably and unconditionally releases, waives and discharges any claims against the Company, and each of its respective predecessors, successors,

     parent companies, subsidiaries, affiliates, assigns, and their respective employees, officials, employees, officers, directors, agents and legal representatives (collectively, "Releasees"), from any and all claims,

     demands, damages, actions causes of action, or suits in equity, of whatsoever kind of nature, whether known or unknown, suspected or unsuspected, that Employee had or which may arise by virtue of Employee's employment with or separation from the Company, or otherwise arising out of any event, action or omission occurring on or before the Effective Date of this Agreement, including, but not limited to, (i) claims arising under federal, state, or local laws prohibiting age, sex, race, national origin,

     disability, religion, retaliation, or any other form of discrimination,

     including but not limited to the Age Discrimination in Employment Act, as amended, 29 U.S.C. 621 et seq.; Title VII of the 1964 Civil Rights Act, as

     amended, 42 U.S.C. 2000e et seq.; the 1866 Civil Rights Act, 42 U.S.C.

     1981; the Americans With Disabilities Act, 42 U.S.C.  12101 et seq.; the

     Rehabilitation Act of 1973, 29 U.S.C.  701 et seq.; as well as applicable state Fair Employment Practice laws, (ii) claims arising under the Fair

     Labor Standards Act or the National Labor Relations Act, (iii) intentional infliction of emotional distress (outrageous conduct) or any other tort claims, (iv) common law claims, (v) breach of contract claims,

     (vi) promissory estoppel claims, (vii) retaliatory discharge claims,

     (viii) wrongful discharge claims, and/or (ix) any other legal and equitable claims regarding Employee's employment with the Company, the continuation of employment or the termination of said employment.

7.   INDEMNIFICATION.  Nothing in this Agreement shall be deemed to terminate any indemnification obligations of the Company in effect prior to the date hereof pursuant to which Employee was indemnified as an officer or director of the Company.

8.   CONFIDENTIALITY. Employee acknowledges that this Agreement is subject to the approval of the Company and may contain terms and conditions that differ from any similar type of agreement between the Company and any other former employee of the Company. Unless otherwise permitted by the Chairman of the Board of the Company, Employee agrees to keep confidential the terms of this Agreement (and the terms of any other similar agreement with any other past, present or future employee of the Company known to Employee)

     and shall not disclose such terms to any other past, present or future employee or otherwise.

9.   REPRESENTATIONS.  Employee warrants and represents that: (i) Employee has read this Agreement and fully understands it to be a release and waiver of all claims, known or unknown, present or future, that Employee has or may have against the Company, its predecessors, successors, parent companies, subsidiaries, affiliates, assigns, and employees, agents,

     officers, directors or officials arising out of Employee's employment or separation from employment, (ii) Employee has not transferred or assigned any claim Employee may have against the Company, (iii) Employee has been advised that Employee should consult with Employee's own attorney before signing this Agreement, (iv) Employee is of legal age, is legally competent to execute this Agreement, and that Employee executes this Agreement voluntarily of Employee's own free will and accord, without reliance on any representation of any kind or character not expressly stated in this

     Agreement and without any coercion, undue influence, threat or intimidation of any kind or type whatsoever, (v) any and all questions regarding the terms of this Agreement have been asked and answered to Employee's complete satisfaction, (vi) the consideration provided for herein is good and valuable, (vii) except as provided by this Agreement, Employee has no contractual right or claim to any or all of the money described in Section

     2, and (viii) this Agreement has been entered into voluntarily and knowingly by Employee and Employee has consulted with, or has had sufficient opportunity to consult with, an attorney of Employee's own choosing.

10.  VIOLATION OF AGREEMENT. In the event that there has been a violation of this Agreement by Employee, (i) no further payments of the severance payment shall be payable by the Company, (ii) Employee shall promptly upon demand by the Company return to the Company the amount of any portion of the severance payment received by Employee and (iii) Employee agrees to pay the Company's expenses caused by such breach, including the Company's attorney's fees and expenses.

11.  GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with, and subject to, the laws of Texas.

12.  COUNTERPARTS. This Agreement may be executed in multiple counterparts each of which shall be deemed an original agreement and all of which shall evidence one and the same Agreement.

13.  SEVERABILITY AND REFORMATION. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If,

     however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

14.  NOTICES. All notices and other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram,

     facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

          (a)  If to the Company:  Millers American Group, Inc.
                                   300 Burnett Street
                                   Fort Worth, Texas  76102-2799
                                   Attention:  Chairman
                                   Facsimile No.: (800) 826-9865

          (b)  If to Employee:     To the address of Employee listed on
                                   the signature page hereof

     Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service,

     on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery,

     on the date of actual transmission or, as the case may be, personal delivery.

15.  ENTIRE AGREEMENT.  IT IS UNDERSTOOD AND AGREED THAT THIS AGREEMENT

     CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ANY AND

     ALL PRIOR AGREEMENTS, ARRANGEMENTS, OR UNDERSTANDINGS BETWEEN THE PARTIES

     RELATED TO THE SUBJECT MATTER.  NO ORAL UNDERSTANDINGS, STATEMENTS,

     PROMISES OR INDUCEMENTS CONTRARY TO THE TERMS OF THIS AGREEMENT EXIST.

     THIS AGREEMENT CANNOT BE CHANGED, ALTERED OR TERMINATED ORALLY.

                         [Signature Page Follows]

     EXECUTED by Employee the 10th day of January, 2000.

  Employee                                   Millers American Group, Inc.


  /S/ DAVID N. THOMPSON                      By:  /S/ JOY J. KELLER
  --------------------------------               ------------------------------
  David N. Thompson                          Name:  Joy J. Keller
  Address:    910 Houston Street                   ----------------------------
              Suite 901                      Title:  President
              Fort Worth, Texas  76102             ----------------------------


  Acknowledged:

  /S/ CAROL A. THOMPSON
  -----------------------------------
  Employee's Spouse